[GRAPHIC OMITTED][GRAPHIC OMITTED]                 7700 North Kendall Drive, 200
                                                       Miami, Florida 33156-7578
                                                       Telephone  (305) 274-1366
                                                       Facsimile  (305) 274-1368
                                                       E-mail     info@uscpa.com
                                                        Internet   www.uscpa.com

                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


      As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-3 Registration Statement of our report dated March 19, 2005 included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/  Dohan and Company, CPA's, P.A.
------------------------------------
DOHAN AND COMPANY, CPA'S, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

June 20, 2005











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